HAWK Precious Minerals Inc.

                                                                                June 10, 2004

Board of Directors
Wits Basin Precious Minerals Inc.
900-520 Marquette Avenue
Minneapolis, MN
55402

Dear Sirs:

Re:	Assignment of Option Agreement with Richard Nemis “In Trust” covering 70% interest in 5 mineral claims located in the Porcupine Mining Division, McFaulds Lake, Ontario

This letter shall set forth an offer which when accepted by you will form a binding agreement between us covering the assignment by Hawk Precious Minerals Inc. (hereinafter referred to as “Hawk”) of the Option Agreement with Richard Nemis “In Trust” (hereinafter referred to as “Nemis”) dated May 12, 2004, a copy of which is attached hereto as Schedule “A” to this assignment.

WHEREAS Hawk covenants and agrees to have Nemis acknowledge and consent to the assignment on the terms herein set out.

WHEREAS Hawk will provide all airborne geophysics survey covering the five mineral claims referred to in this agreement at cost to Wits Basin Precious Minerals Inc. (hereinafter referred to as “Wits”).

NOW THEREFORE IN CONSIDERATION of the sum of Thirty Thousand ($30,000) Dollars and for other good and valuable consideration:

1.   Hawk does by the execution hereof assign and transfer all of its rights, interest and commitments contained in the agreement entered into between Nemis and Hawk dated May 12th, 2004 a copy of which is attached hereto as Schedule “A” to this agreement, save and except for:

(a)               Hawk shall retain the option to maintain a 30% participating interest should a feasibility study be completed covering the joint venture property;

(b)               Hawk shall continue to be responsible for the obligations described in paragraph 4.2(a)(i) and (ii) of the option agreement. Hawk shall not however bear any responsibility for the fulfilment of all other obligations contained in the Option Agreement. Hawk covenants that it shall obtain from Nemis an acknowledgement and consent to the assignment and specifically the apportionment of the obligations contained in the Option Agreement as described in this paragraph.

2.   Wits does by the execution hereof covenant and agree to carry out all other terms of the Option Agreement and to pay to Hawk as consideration for the assignment of the Option Agreement hereinbefore set out, the sum of an additional $30,000 together with issuance in an aggregate of 200,000 common shares in the capital stock of Wits, on or before November 1, 2004.

404-347 Bay St., Toronto, Ontario M5h 2R7 Phone: 416-214-2250 Toll Free: 866-214-9486 Fax: 416-214-5599

3.   The claims being transferred herein are free and clear of all liens and encumbrances and are subject to a 2% NSR (Net Smelter Royalty) and 2% Diamond Royalty as set out in the Option Agreement attached.

4.   Wits hereby indemnifies Hawk and agrees to keep Hawk indemnified from and against all loss, damage, cost and expense suffered or incurred by Hawk by reason of any breach of the Option Agreement with Richard Nemis “In Trust”.

5.   As part of the first year’s commitment called for in the Option Agreement, Hawk will provide to Wits all relevant details and expenses incurred covering the line and airborne geophysics survey completed over the claims and Wits covenants and agrees to forthwith repay all these expenses to Hawk in addition to those obligations contained in paragraph 2.

This Agreement shall enure for the benefit of and be binding upon the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have caused this Assignment Agreement to be executed by their proper officers duly authorized in that behalf.

                               HAWK PRECIOUS MINERALS INC.

                               /s/ H. Vance White

                               /s/ Walter E. Brooks

                               WITS BASIN PRECIOUS MINERALS INC.

                               /s/ Mark D. Dacko, CFO

The above terms are hereby acknowledged and approved by

Richard Nemis “In Trust”

/s/ Richard Nemis